Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2025 FIRST-QUARTER RESULTS

WALL, N.J., February 3, 2025 — New Jersey Resources Corporation (NYSE: NJR) today reported financial and operating results for its fiscal 2025 first quarter ended December 31, 2024.

Regulatory and Operating Highlights
•
During the first quarter of fiscal 2025, New Jersey Natural Gas (NJNG) received approval from the New Jersey Board of Public Utilities (BPU) on the settlement of its base rate case, authorizing a $157.0 million annual increase to its base rates, with rates effective on November 21, 2024

•
On October 30, 2024, NJNG received approval from the BPU for the next generation of SAVEGREEN®, a new $385.6 million energy efficiency program that began on January 1, 2025 and continues through June 30, 2027

•	On November 25, 2024, Clean Energy Ventures (CEV) completed the sale of its 91 megawatt (MW) residential solar portfolio for a total purchase price of $132.5 million

Financial Highlights
•	Fiscal 2025 first-quarter consolidated net income of $131.3 million, or $1.32 per share, compared with net income of $89.4 million, or $0.91 per share, in the first quarter of fiscal 2024
•
Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $128.9 million, or $1.29 per share, in the first-quarter of fiscal 2025, compared to NFE of $72.4 million, or $0.74 per share, in the first quarter of fiscal 2024. The increase was largely due to favorable NFE contributions from all of NJR’s business segments, highlighted by new base rates in place at NJNG and a gain on sale of assets from CEV’s residential solar portfolio

Fiscal 2025 Outlook
•	Maintains 7 to 9 percent long-term net financial earnings per share (NFEPS) growth target, based off of a target of $2.83 per share for fiscal 2025
•
Maintains fiscal 2025 NFEPS guidance range of $3.05 to $3.20, which is higher than the range implied by our long-term NFEPS growth target as a result of the one-time gain from the sale of CEV’s residential solar portfolio

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, “NJR is off to a good start in fiscal 2025 with new base rates at NJNG and solid financial performance across all business segments. Overall, these results reflect the strength of our complementary portfolio of businesses and the value of our physical infrastructure. We remain well-positioned to deliver on our fiscal 2025 net financial earnings guidance.”

Performance Metrics
	Three Months Ended
	December 31,
($ in Thousands)	2024	2023
Net income	$131,319	$89,411
Basic EPS	$1.32	$0.91
Net financial earnings*	$128,894	$72,444
Basic net financial earnings per share*	$1.29	$0.74
*A reconciliation of net income to NFE for the three months ended December 31, 2024 and 2023 is provided in the financial statements below.

NJR Reports Fiscal 2025 First Quarter Results

Net financial earnings (loss) by business segment

	Three Months Ended
	December 31,
(Thousands)	2024	2023
New Jersey Natural Gas	$66,908	$51,444
Clean Energy Ventures	48,130	10,522
Storage and Transportation	5,664	3,640
Energy Services	7,833	7,831
Home Services and Other	615	(600)
Subtotal	129,150	72,837
Eliminations	(256)	(393)
Total	$128,894	$72,444

Fiscal 2025 NFE Guidance:

NJR maintained its fiscal 2025 NFEPS guidance range of $3.05 to $3.20, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” Fiscal 2025 NFEPS guidance is higher than the range implied by our 7 to 9 percent long-term NFEPS growth target as a result of the one-time gain from the sale of NJR’s residential solar portfolio.

The following chart represents NJR’s current expected NFE contributions from its business segments for fiscal 2025 (which takes into account the impact of the one-time gain from the sale of NJR’s residential solar portfolio):

Segment	Expected fiscal 2025 net financial earnings contribution
New Jersey Natural Gas	67 to 73 percent
Clean Energy Ventures	20 to 25 percent
Storage and Transportation	3 to 7 percent
Energy Services	4 to 7 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2025 NFE guidance, management is aware there could be differences between reported GAAP net income and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

NJR Reports Fiscal 2025 First Quarter Results

New Jersey Natural Gas (NJNG)

NJNG reported first-quarter fiscal 2025 NFE of $66.9 million, compared to NFE of $51.4 million during fiscal 2024. The increase in NFE for the period was due primarily to higher utility gross margin due to the base rate increase resulting from NJNG’s recent base rate case settlement, partially offset by higher depreciation expense.

Customers:

•
At December 31, 2024, NJNG serviced approximately 586,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties, compared to approximately 583,000 at September 30, 2024. NJNG expects new customers added during the first-quarter of fiscal 2025 to contribute approximately $2.0 million of incremental utility gross margin on an annualized basis.

Base Rate Case Settlement:

•
On November 21, 2024, the BPU issued an order adopting a stipulation of settlement approving a $157.0 million annual increase to base rates, effective November 21, 2024. The increase includes an overall rate of return on rate base of 7.08 percent, return on common equity of 9.60 percent, a common equity ratio of 54.0 percent and a depreciation rate of 3.21 percent.

Infrastructure Update:

•
NJNG’s Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG’s natural gas distribution system. In the first-quarter of fiscal 2025, NJNG spent $10.4 million under the program on various distribution system reinforcement projects.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $3.2 million to utility gross margin in the fiscal 2025 first quarter, compared with $5.4 million in the fiscal 2024 first quarter. This decline was largely due to decreased margins from storage incentives along with lower off-system sales margin due to less market volatility and lower capacity release volumes.

For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Energy-Efficiency Programs:

SAVEGREEN® invested $18.6 million in the first quarter of fiscal 2025 in energy-efficiency upgrades for customers’ homes and businesses. NJNG recovered $4.9 million of its outstanding investments during the first quarter of fiscal 2025 through its energy efficiency rate.

•	On October 30, 2024, NJNG received approval from the BPU for a new $385.6 million SAVEGREEN® program, the largest in NJNG’s history. The program is effective January 1, 2025 through June 30, 2027.

NJR Reports Fiscal 2025 First Quarter Results

Clean Energy Ventures (CEV)

CEV reported first-quarter fiscal 2025 NFE of $48.1 million, compared with NFE of $10.5 million during the same period in fiscal 2024. The increase in NFE for the fiscal 2025 first quarter was largely due to the gain on sale of assets from CEV’s sale of its residential solar portfolio, partially offset by the timing of SREC (Solar Renewable Energy Certificates) sales for the period.

Solar Investment Update:
•	During the first-quarter of fiscal 2025, CEV placed 2 commercial projects into service, adding 10.5MW to total installed capacity.
•	As of December 31, 2024, CEV had approximately 396MW of commercial solar capacity in service in New Jersey, New York, Connecticut, Rhode Island, Indiana, and Michigan.
•
In November 2024, CEV announced the sale of its 91MW residential solar portfolio for a total of $132.5 million. The transaction generated a pre-tax gain of approximately $54.9M, which is recognized as gain on sale of assets on the Unaudited Condensed Consolidated Statements of Operations.

Storage and Transportation

Storage and Transportation reported first-quarter fiscal 2025 NFE of $5.7 million, compared with NFE of $3.6 million during the same period in fiscal 2024. NFE increased during the period due to higher operating revenues as well as lower operating and maintenance expense.

•
On September 30, 2024, Adelphia Gateway, LLC (Adelphia) filed a general Section 4 rate case with the Federal Energy Regulatory Commission (FERC). Adelphia anticipates that FERC will allow it to place new rates into effect during the second half of 2025, subject to refund and the outcome of a hearing to be established by FERC.

Energy Services

Energy Services reported first-quarter fiscal 2025 NFE of $7.8 million, unchanged compared with NFE for the same period in fiscal 2024.

Home Services and Other Operations

Home Services and Other Operations reported first-quarter fiscal 2025 NFE of $0.6 million, compared to NFE of $(0.6) million for the same period in fiscal 2024, largely due to higher operating revenues.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During the first quarter of fiscal 2025, capital expenditures were $149.6 million, including accruals, compared with $118.1 million during the same period of fiscal 2024. The increase in capital expenditures was primarily due to higher expenditures at NJNG.

•
During the first quarter of fiscal 2025, cash flows used in operations were $9.0 million, compared to cash flows from operations of $46.4 million during the same period of fiscal 2024. The decrease was largely due to changes in the mix of working capital components.

NJR Reports Fiscal 2025 First Quarter Results

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, statements regarding NJR’s NFEPS guidance for fiscal 2025, projected NFEPS growth rates and our guidance range, forecasted contributions of business segments to NJR’s NFE for fiscal 2025, customer growth at NJNG and their expected contributions, impact of the sale of NJR’s residential solar portfolio, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs, including BGSS, the financial impact of the outcome of base rate cases with the BPU, the outcome or timing of Adelphia’s rate case with FERC, and other legal and regulatory expectations, and statements that include other projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

NJR Reports Fiscal 2025 First Quarter Results

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fiscal 2025 First Quarter Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2024	2023
OPERATING REVENUES
Utility	$333,427	$293,093
Nonutility	154,934	174,117
Total operating revenues	488,361	467,210
OPERATING EXPENSES
Gas purchases
Utility	127,680	116,120
Nonutility	67,808	59,477
Related parties	1,718	1,879
Operation and maintenance	88,632	94,439
Regulatory rider expenses	22,476	19,189
Depreciation and amortization	45,329	40,287
Gain on sale of assets	(54,859)	—
Total operating expenses	298,784	331,391
OPERATING INCOME	189,577	135,819
Other income, net	11,617	6,341
Interest expense, net of capitalized interest	33,891	31,473
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	167,303	110,687
Income tax provision	37,384	22,936
Equity in earnings of affiliates	1,400	1,660
NET INCOME	$131,319	$89,411

EARNINGS PER COMMON SHARE
Basic	$1.32	$0.91
Diluted	$1.31	$0.91

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	99,855	97,869
Diluted	100,478	98,563

NJR Reports Fiscal 2025 First Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)
	Three Months Ended
	December 31,
(Thousands)	2024	2023
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$131,319	$89,411
Add:
Unrealized loss (gain) on derivative instruments and related transactions	6,368	(5,400)
Tax effect	(1,513)	1,282
Effects of economic hedging related to natural gas inventory	(9,527)	(16,228)
Tax effect	2,264	3,857
NFE tax adjustment	(17)	(478)
Net financial earnings	$128,894	$72,444

Weighted Average Shares Outstanding
Basic	99,855	97,869
Diluted	100,478	98,563

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.32	$0.91
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.06	$(0.05)
Tax effect	$(0.01)	$0.01
Effects of economic hedging related to natural gas inventory	$(0.10)	$(0.17)
Tax effect	$0.02	$0.04
Basic net financial earnings per share	$1.29	$0.74

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company’s performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2025 First Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)
	Three Months Ended
	December 31,
(Thousands)	2024	2023
NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$333,765	$293,430
Less:
Natural gas purchases	130,005	118,444
Operating and maintenance (1)	26,009	26,401
Regulatory rider expense	22,476	19,189
Depreciation and amortization	32,084	26,917
Gross margin	123,191	102,479
Add:
Operating and maintenance (1)	26,009	26,401
Depreciation and amortization	32,084	26,917
Utility gross margin	$181,284	$155,797
(1) Excludes selling, general and administrative expenses of $26.1 million and $28.3 million for the three months ended December 31, 2024 and 2023, respectively.

ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services’ financial margin is as follows:

Operating revenues	$86,308	$99,668
Less:
Natural Gas purchases	67,868	60,166
Operation and maintenance (1)	1,597	4,689
Depreciation and amortization	47	57
Gross margin	16,796	34,756
Add:
Operation and maintenance (1)	1,597	4,689
Depreciation and amortization	47	57
Unrealized loss (gain) on derivative instruments and related transactions	6,368	(4,266)
Effects of economic hedging related to natural gas inventory	(9,527)	(16,228)
Financial margin	$15,281	$19,008
(1) Excludes selling, general and administrative expenses of $0.3 million and $0.4 million for the three months ended December 31, 2024 and 2023, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$10,258	$23,933
Add:
Unrealized loss (gain) on derivative instruments and related transactions	6,368	(4,266)
Tax effect	(1,513)	1,013
Effects of economic hedging related to natural gas	(9,527)	(16,228)
Tax effect	2,264	3,857
NFE tax adjustment	(17)	(478)
Net financial earnings	$7,833	$7,831

NJR Reports Fiscal 2025 First Quarter Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2024	2023
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$333,765	$293,430
Clean Energy Ventures	26,406	35,295
Energy Services	86,308	99,668
Storage and Transportation	26,628	23,862
Home Services and Other	15,794	14,834
Sub-total	488,901	467,089
Eliminations	(540)	121
Total	$488,361	$467,210

Operating Income (Loss)
Natural Gas Distribution	$97,106	$74,175
Clean Energy Ventures	64,274	18,323
Energy Services	16,528	34,337
Storage and Transportation	9,769	7,324
Home Services and Other	995	(208)
Sub-total	188,672	133,951
Eliminations	905	1,868
Total	$189,577	$135,819

Equity in Earnings of Affiliates
Storage and Transportation	$961	$993
Eliminations	439	667
Total	$1,400	$1,660

Net Income (Loss)
Natural Gas Distribution	$66,908	$51,444
Clean Energy Ventures	48,130	10,522
Energy Services	10,258	23,933
Storage and Transportation	5,664	3,640
Home Services and Other	615	(600)
Sub-total	131,575	88,939
Eliminations	(256)	472
Total	$131,319	$89,411

Net Financial Earnings (Loss)
Natural Gas Distribution	$66,908	$51,444
Clean Energy Ventures	48,130	10,522
Energy Services	7,833	7,831
Storage and Transportation	5,664	3,640
Home Services and Other	615	(600)
Sub-total	129,150	72,837
Eliminations	(256)	(393)
Total	$128,894	$72,444

Throughput (Bcf)
NJNG, Core Customers	27.2	23.4
NJNG, Off System/Capacity Management	14.4	27.2
Energy Services Fuel Mgmt. and Wholesale Sales	28.3	30.1
Total	69.9	80.7

Common Stock Data
Yield at December 31,	3.9%	3.8%
Market Price at December 31,	$46.65	$44.58
Shares Out. at December 31,	100,191	98,202
Market Cap. at December 31,	$4,673,918	$4,377,857

NJR Reports Fiscal 2025 First Quarter Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer and weather data)	2024	2023
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$333,765	$293,430
Less:
Natural gas purchases	130,005	118,444
Operating and maintenance (1)	26,009	26,401
Regulatory rider expense	22,476	19,189
Depreciation and amortization	32,084	26,917
Gross margin	123,191	102,479
Add:
Operating and maintenance (1)	26,009	26,401
Depreciation and amortization	32,084	26,917
Total Utility Gross Margin	$181,284	$155,797
(1) Excludes selling, general and administrative expenses of $26.1 million and $28.3 million for the three months ended December 31, 2024 and 2023, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$130,018	$108,037
Commercial, Industrial & Other	23,869	20,831
Firm Transportation	23,176	20,764
Total Firm Margin	177,063	149,632
Interruptible	974	784
Total System Margin	178,037	150,416
Basic Gas Supply Service Incentive	3,247	5,381
Total Utility Gross Margin	181,284	155,797
Operation and maintenance expense	52,094	54,705
Depreciation and amortization	32,084	26,917
Operating Income	$97,106	$74,175

Net Income	$66,908	$51,444

Net Financial Earnings	$66,908	$51,444

Throughput (Bcf)
Residential	14.1	13.9
Commercial, Industrial & Other	2.6	2.6
Firm Transportation	3.4	3.6
Total Firm Throughput	20.1	20.1
Interruptible	7.1	3.3
Total System Throughput	27.2	23.4
Off System/Capacity Management	14.4	27.2
Total Throughput	41.6	50.6

Customers
Residential	530,760	523,623
Commercial, Industrial & Other	33,149	32,872
Firm Transportation	22,068	22,989
Total Firm Customers	585,977	579,484
Interruptible	88	83
Total System Customers	586,065	579,567
Off System/Capacity Management*	27	33
Total Customers	586,092	579,600
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,399	1,408
Normal	1,523	1,534
Percent of Normal	91.9%	91.8%

NJR Reports Fiscal 2025 First Quarter Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer, RECs and megawatt)	2024	2023
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$17,684	$25,931
TREC sales	2,505	2,403
SREC II sales	391	247
Solar electricity sales	3,955	3,654
Sunlight Advantage	1,871	3,060
Total Operating Revenues	$26,406	$35,295
Depreciation and Amortization	$6,425	$6,922
Operating Income	$64,274	$18,323
Income Tax Provision	$14,141	$3,131
Net Income	$48,130	$10,522
Net Financial Earnings	$48,130	$10,522
Solar Renewable Energy Certificates Generated	88,707	93,570
Solar Renewable Energy Certificates Sold	85,693	122,439
Transition Renewable Energy Certificates Generated	17,444	16,705
Solar Renewable Energy Certificates II Generated	4,404	2,773
Commercial Solar Megawatts Under Construction	56.9	33.9

ENERGY SERVICES

Operating Income
Operating revenues	$86,308	$99,668
Less:
Gas purchases	67,868	60,166
Operation and maintenance expense	1,865	5,108
Depreciation and amortization	47	57
Operating Income	$16,528	$34,337

Net Income	$10,258	$23,933
Financial Margin	$15,281	$19,008
Net Financial Earnings	$7,833	$7,831
Gas Sold and Managed (Bcf)	28.3	30.1

STORAGE AND TRANSPORTATION

Operating Revenues	$26,628	$23,862
Equity in Earnings of Affiliates	$961	$993
Operation and Maintenance Expense	$10,083	$10,100
Other Income, Net	$2,392	$2,288
Interest Expense	$5,969	$5,933
Income Tax Provision	$1,489	$1,032
Net Income	$5,664	$3,640
Net Financial Earnings	$5,664	$3,640

HOME SERVICES AND OTHER

Operating Revenues	$15,794	$14,834
Operating Income (Loss)	$995	$(208)
Net Income (Loss)	$615	$(600)
Net Financial Earnings (Loss)	$615	$(600)
Total Service Contract Customers at December 31	99,604	100,840